Exhibit 10.2

COMPANY SUPPORT AGREEMENT

This COMPANY SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 28, 2026, by and among (i) Bleichroeder Acquisition Corp. II, a Cayman Islands exempted company (“Parent”), (ii) Bleichroeder Acquisition 2 France, a société anonyme formed under the laws of the Republic of France (“Parent Merger Sub”), and (iii) certain of the Shareholders of Pasqal Holding SAS, a société par actions simplifiée formed under the laws of the Republic of France (the “Company”), whose names appear on the signature pages of this Agreement (each, a “Supporting Shareholder” and, collectively, the “Supporting Shareholders”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Bleichroeder Acquisition 2 France, a société anonyme formed under the laws of the Republic of France and wholly owned subsidiary of Parent (“Parent Merger Sub”), and the Company (the “Business Combination Agreement”), in the form attached as Exhibit B.

WHEREAS, the Business Combination Agreement provides that, among other things, following the Reincorporation Merger, Parent Surviving Corporation, acting as absorbing company (société absorbante) and the Company, acting as absorbed company (société absorbée) will enter into a Draft Merger Agreement (projet de traité de fusion) (the “Merger Agreement”), which provides, among other things, that, upon the terms and subject to the conditions thereof, the Company will be absorbed by Parent Surviving Corporation by way of a merger by absorption (fusion-absorption) in accordance the laws of the Republic of France with Parent Surviving Corporation surviving the Merger (the “Surviving Corporation”);

WHEREAS, as of the date hereof, each Supporting Shareholder owns of record (inscrit sur le registre des mouvements de titres) the number of Company Shares as set forth opposite such Supporting Shareholder’s name on Exhibit A hereto (all such Company Shares and any Company Shares and any other equity securities of the Company and any all other shares of the Company issued or issuable to such Supporting Shareholder or acquired thereby of which ownership of record or the power to vote is hereafter acquired by such Supporting Shareholder prior to the termination of this Agreement being referred to herein as the “Shares”); and

WHEREAS, in order to induce Parent and Parent Merger Sub to enter into the Business Combination Agreement, the Supporting Shareholders are executing and delivering this Agreement to Parent and Parent Merger Sub.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 6, each Supporting Shareholder, severally and not jointly, hereby agrees to (A) be present (in person, or by proxy, through video-conference or any other means allowed by the Company’s by-laws) at any meeting of the Shareholders or participate in any action by written consent of the Shareholders so that all Shares held by such Supporting Shareholder are counted for purposes of determining the presence of a quorum at such meeting, and (B) vote, or cause to be voted, at any meeting of the Shareholders, and in any action by written consent of the Shareholders (which written consent shall be delivered promptly after the Registration Statement / Proxy Statement has been declared effective, if applicable), all of such Shares held by such Supporting Shareholder entitled to vote at such time, (i) in favor of the approval and adoption of the Business Combination Agreement, Merger Agreement, Additional Agreements and the approval of the Merger and the other Transactions and (ii)  in opposition to: (A) any proposals (x) for an Alternative Transaction, (y) any merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Transactions); or (z) any actions which are in competition with or materially inconsistent with the transactions contemplated by the Business Combination Agreement; (B) other than as contemplated by the Business Combination Agreement, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business; and (C) any other action or proposal involving Company that would reasonably be expected to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination Agreement or would reasonably be expected to (i) impede, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or any Additional Agreement, (ii) result in a breach in any material respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement or any Additional Agreement, or (iii) result in any of the conditions in respect of obligations of Company set forth in Article IX of the Business Combination Agreement not being fulfilled.

2. Waiver Under Certain Agreements. Each Supporting Shareholder, by this Agreement, with respect to his, her or its Shares, severally and not jointly, hereby agrees that it waives, to the extent applicable to such Supporting Shareholder, (i) any rights under any agreement providing for redemption rights, put rights, purchase rights, preemptive rights, rights of first refusal, rights of first offer or other similar rights, in each case that would be triggered by virtue of consummation of the Transactions, including, without limitation, the Merger, and (ii) subject to the occurrence of, and effective immediately prior to, the Merger Effective Time, any information rights, rights to consult with and advise management, inspection rights, Company Board observer rights or rights to receive information delivered to the Company Board, but excluding, for the avoidance of doubt, any rights such Supporting Shareholder may have that relate to any indemnification, commercial or employment agreements or arrangements between such Supporting Shareholder and the Company or any Subsidiary, which will survive in accordance with their terms. For the avoidance of doubt, the foregoing waiver does not affect the rights of creditors of either Parent Surviving Corporation or the Company under the French Commercial Code (Code de commerce) relating to the statutory creditor opposition period (délai d’opposition des créanciers).”

3. Transfer of Shares. Each Supporting Shareholder, severally and not jointly, agrees that it will not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the Business Combination Agreement or to another Supporting Shareholder that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares; provided, that, the foregoing will not prohibit the transfer of the Shares by a Supporting Shareholder to an Affiliate of such Supporting Shareholder or, if the Supporting Shareholder is an individual, to any member of the Supporting Shareholder’s immediate family or to a trust solely for the benefit of the Supporting Shareholder or any member of the Supporting Shareholder’s immediate family, but only if such Affiliate, family member or trust executes this Agreement or a joinder agreeing to become a party to this Agreement prior to such transfer. Any attempted transfer of Shares or any interest therein in violation of this Section 3 shall be null and void. Notwithstanding the foregoing, a Supporting Shareholder may sell, assign, or transfer any of its Shares to a third party (such third party, a “Permitted Transferee”) prior to the Closing if, and only if, (i) such sale, assignment, or transfer has been consented to in writing by each of the board of directors of Parent and the board of directors of the Company, and (ii) such Permitted Transferee, prior to or concurrently with such sale, assignment, or transfer, executes and delivers a signature page or joinder agreement (as applicable) to this Agreement and any Additional Agreement to which the transferring Supporting Shareholder is party (or will be a party at Closing in accordance with the Business Combination Agreement), in each case, with the same force and effect as if such Permitted Transferee was originally a party thereto as such Supporting Shareholder.

4. No Solicitation of Transactions. Each Supporting Shareholder, severally and not jointly, agrees not to directly or indirectly, through any Representative or otherwise, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or knowingly designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. Each Supporting Shareholder will, and will cause each of its Representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person (other than a Parent Party) relating to any Alternative Transaction. Each Supporting Shareholder may respond to any unsolicited proposal regarding an Alternative Transaction by indicating that the Company is subject to an exclusivity agreement and such Supporting Shareholder is unable to provide any information related to the Company or entertain any proposals or offers or engage in any negotiations or discussions concerning an Alternative Transaction for as long as the Business Combination Agreement remains in effect.

Notwithstanding anything in this Agreement to the contrary, (i) no Supporting Shareholder will be responsible for the actions of the Company or the Company Board (or any committee thereof) or any officers, directors, employees and professional advisors (each in their capacity as such) of the Company (the “Company Related Parties”), with respect to any of the matters contemplated by this Section 4, (ii) no Supporting Shareholder makes any representations or warranties with respect to the actions of any of the Company Related Parties with respect to any of the matters contemplated by this Section 4, and (iii) any breach by the Company of its obligations under Section 6.2 of the Business Combination Agreement will not be considered a breach of this Section 4 (it being understood for the avoidance of doubt that each Supporting Shareholder will remain responsible for any breach by it or its Representatives of this Section 4).

5. Representations and Warranties. Each Supporting Shareholder, severally and not jointly, represents and warrants to Parent as follows:

(a) The execution, delivery and performance by such Supporting Shareholder of this Agreement and the consummation by such Supporting Shareholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any United States or non-United States statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Supporting Shareholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the Business Combination Agreement and the agreements contemplated by the Business Combination Agreement, including the Additional Agreements), or (iv) conflict with or result in a breach of or constitute a default under any provision of such Supporting Shareholder’s Organizational Documents, except in the case of clauses (i), (ii) and (iv) above, as would not reasonably be expected to prevent or materially delay the consummation of the Transactions or that would reasonably be expected to prevent such Supporting Shareholder from fulfilling its obligations under this Agreement.

(b) As of the date of this Agreement, such Supporting Shareholder owns exclusively of record (inscrit sur le registre des mouvements de titres) and has good and valid title to the Shares set forth opposite such Supporting Shareholder’s name on Exhibit A free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities laws and (iii) the Company’s Organizational Documents, and as of the date of this Agreement, such Supporting Shareholder has the sole power (as currently in effect) to vote and right, power and authority to sell, transfer and deliver such Shares, and such Supporting Shareholder does not own, directly or indirectly, any other Shares.

(c) Such Supporting Shareholder has the power, authority and capacity to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by such Supporting Shareholder.

(d) As of the date hereof, there is no Action pending against, or, to the knowledge of such Supporting Shareholder after reasonable inquiry, threatened against such Supporting Shareholder that would reasonably be expected to materially impair the ability of such Supporting Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(e) Such Supporting Shareholder has read this Agreement, had the opportunity to consult legal counsel prior to entering into this Agreement, and fully and completely understands this Agreement.

(f) Such Supporting Shareholder understands and acknowledges that Parent and Parent Merger Sub are relying upon the Supporting Shareholder’s execution, delivery and performance of this Agreement and upon the representations and warranties and covenants of the Supporting Shareholder contained in this Agreement.

(g) No agent, broker, investment banker, finder or other intermediary is or will be entitled to any fee or commission or reimbursement of expenses from Parent, Parent Merger Sub or the Company or any of their respective Affiliates in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Supporting Shareholder.

(h) Except for the representations and warranties made by the Supporting Shareholder in this Section 5, or as may be set forth in any Additional Agreements, neither the Supporting Shareholder nor any other Person makes any express or implied representation or warranty to Parent in connection with this Agreement or the transactions contemplated by this Agreement, and the Supporting Shareholder expressly disclaims any such other representations or warranties.

6. Termination. This Agreement and the obligations of the Supporting Shareholders under this Agreement will automatically terminate upon the earliest of (a) the Closing; (b) the termination of the Business Combination Agreement in accordance with its terms and (c) the effective date of a written agreement of the parties hereto terminating this Agreement. Upon termination of this Agreement, neither party will have any further obligations or liabilities under this Agreement; provided, that, nothing in this Section 6 will relieve any party of liability for any willful material breach of this Agreement or any Fraud Claim against such party occurring prior to termination. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto will not survive the Closing or the termination of this Agreement.

7. Miscellaneous.

(a) From time to time and without additional consideration, each Supporting Shareholder will execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and will take such further actions as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement. Without limiting the foregoing, in accordance with the terms and conditions set forth in the Business Combination Agreement, each Supporting Shareholder will execute and deliver (i) the Registration Rights Agreement, the Lock-Up Agreement and (ii) any documents, agreements, certificates or other instruments requested by the Company and required to effectuate and/or document any Transactions contemplated by the Business Combination Agreement.

(b) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(c) All notices, requests, demands, and other communications under this Agreement will be in writing and will be deemed to have been duly given or made (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt, (b) if sent designated for overnight delivery by an internationally recognized overnight air courier (such as DHL or Federal Express), two Business Days after dispatch from any location in the United States, (c) if sent by e-mail transmission before 5:00 p.m. Pacific Time on a Business Day, when transmitted and receipt is confirmed, (d) if sent by e-mail transmission on a day other than a Business Day or after 5:00 p.m. Pacific Time on a Business Day and receipt is confirmed, on the following Business Day, and (e) if otherwise actually personally delivered, when delivered; provided that such notices, requests, demands, and other communications are delivered to the address set forth below, or to such other address as any party will provide by like notice to the other parties to this Agreement.

if to the Company (following the Closing), to:

Pasqal Holding SAS

Attention: Wasiq Bokhari; Loïc Henriet; Charline Stonehouse

Email: wasiq.bokhari@pasqal.com; loic@pasqal.com; charline.stonehouseext@pasqal.com with a copy to (which will not constitute notice):

Attention: Marsha Mogilevich; Yves Lepage; Olivier Jouffroy; Albert Vanderlaan

Email: mmogilevich@orrick.com; ylepage@orrick.com; ojouffroy@orrick.com; avanderlaan@orrick.com if to any Parent Party:

Bleichroeder Acquisition Corp II

1345 Avenue of the Americas, Fl 47

New York, NY 10105

Attention: Robert Folino

Email: Robert.Folino@bspac1.com

with a copy to (which will not constitute notice):

Reed Smith LLP

2850 N. Harwood Street, Suite 1500

Dallas, TX 75201

Attention: Lynwood E. Reinhardt Jr., Esq.

   Jocelyne E. Kelly

Email: LReinhardt@reedsmith.com

            Jocelyne.Kelly@reedsmith.com

(d) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof. This Agreement will not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party hereto without the prior express written consent of the other parties hereto.

(f) This Agreement will be binding upon and inure solely to the benefit of each party hereto (and each party’s permitted assigns), and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Supporting Shareholder will be liable for the breach by any other Supporting Shareholder of this Agreement.

(g) This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by each of the parties hereto.

(h) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto will be entitled, to the fullest extent permitted by applicable law, to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

(i) This Agreement, including any claims or causes of action (whether in contract, tort, or statute) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance thereof or the Transactions, will be governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, provided, however, that notwithstanding the foregoing, the Merger, as a fusion-absorption governed by French law, and all matters relating to the corporate formalities, effectiveness and legal consequences of the Merger under French law, including the transfer of assets and liabilities of the Company to the Surviving Corporation by universal succession (transmission universelle de patrimoine), shall be governed by and construed in accordance with the laws of the Republic of France. In the event of any dispute arising out of or in connection with this Agreement, or any matters described or contemplated in this Agreement, the Parties agree that any Party may elect to first refer such dispute to non-binding mediation under the ICC Mediation Rules. In the event that either (i) such dispute has not been settled pursuant to the ICC Mediation Rules within 30 days following the filing of a request for mediation by any Party or within such other period as the Parties may agree in writing, or (ii) if the Party bringing such dispute elects to forego mediation, then a Party may refer such dispute exclusively to the International Chamber of Commerce (the “ICC”) and such dispute will thereafter be finally adjudicated under the Rules of Arbitration of the ICC (the “ICC Rules”) by one arbitrator (A) appointed in accordance with the ICC Rules, and (B) in any case having substantial experience adjudicating and arbitrating disputes among parties relating to mergers and acquisitions in the State of Delaware under and in accordance with the internal laws of the State of Delaware. The venue and seat of arbitration will be Paris, France. The language to be used in the arbitral proceedings will be English. The arbitration proceedings will be confidential. The arbitrators will have the authority to issue or order injunctions, specific performance and other equitable remedies.

(j) This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission, including by e-mail attachment, will be effective as delivery of a manually executed counterpart of this Agreement.

(k) Each Supporting Shareholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC, applicable law, or any stock exchange such Supporting Shareholder’s identity and ownership of Shares and the nature of such Supporting Shareholder’s obligations under this Agreement; provided, that, prior to any such publication or disclosure, the Company and Parent have provided such Supporting Shareholder with an opportunity to review and comment upon such announcement or disclosure, which comments the Company and Parent will consider in good faith. Each Supporting Shareholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the SEC).

(l) At the reasonable request of Parent, in the case of any Supporting Shareholder, or at the reasonable request of the Supporting Shareholders, in the case of Parent, and without further consideration, each party will execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to consummate the transactions contemplated hereby.

(m) This Agreement will not be effective or binding upon any Supporting Shareholder until after such time as the Business Combination Agreement is executed and delivered by the Company, Parent, and Parent Merger Sub.

(n) Notwithstanding anything herein to the contrary, each Supporting Shareholder signs this Agreement solely in such Supporting Shareholder’s capacity as a Shareholder, and not in any other capacity and, if applicable, this Agreement will not limit or otherwise affect the actions of any affiliate, employee or designee of such Supporting Shareholder or any of its affiliates in his or her capacity as an officer or director of the Company.

(o) EACH PARTY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE, AND ENFORCEMENT OF THIS AGREEMENT AND THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Pasqal Holding SAS

By:	/s/ Wasiq Bokhari
	Name:	Wasiq Bokhari
	Title:	President

[Signature page to Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FPS Fonds Innovation Défense

By:	/s/ Nicholas Berdou
	Name:	Nicolas Berdou
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b): [***]_______________________ ___________________________

[Signature page to Company Support Agreement]

FPS Bpifrance Innovation I, Compartiment B Large Venture 2

By:	/s/ Mailys Ferrere
	Name:	Mailys Ferrere
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b): [***]_______________________ ___________________________

[Signature page to Company Support Agreement]

Franklin Investments Pte. Ltd (Temasek)

By:	/s/ Russel Tham
	Name:	Russell Tham
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b): [***]_______________________ ___________________________

[Signature page to Company Support Agreement]

Runa Capital Fund III, LP

By:	/s/ Gary Carr
	Name:	Gary Carr
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b): [***]_______________________ ___________________________

[Signature page to Company Support Agreement]

INVESTIQO

By:	/s/ Christophe Jurczak
	Name:	Christophe Jurczak
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b): [***]_______________________ ___________________________

[Signature page to Company Support Agreement]

QUANTONATION 1

By:	/s/ Olivier Tonneau
	Name:	Olivier Tonneau
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b):
[***]_______________________ ___________________________

[Signature page to Company Support Agreement]

Quantonation Co-Investment SPV I, LLC

By:	/s/ Olivier Tonneau
	Name:	Olivier Tonneau
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b):
[***]_______________________ ___________________________

[Signature page to Company Support Agreement]

FPCI Quantonation Co-Investment SPV II, LLC

By:	/s/ Olivier Tonneau
	Name:	Olivier Tonneau
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b):
[***]_______________________ ___________________________

[Signature page to Company Support Agreement]

Rosa Investments Pte. Ltd.

By:	/s/ Russel Tham
	Name:	Russel Tham
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b): [***]_______________________ ___________________________

[Signature page to Company Support Agreement]

Georges-Olivier Reymond

By:	/s/ Georges-Olivier Reymond
	Name:	Georges-Olivier Reymond

Address and email address for purposes of Section 7(b): [***]_______________________ ___________________________

[Signature page to Company Support Agreement]

Antoine Browaeys

By:	/s/ Antonie Browaeys
	Name:	Antoine Browaeys

Address and email address for purposes of Section 7(b): [***]_______________________ ___________________________

[Signature page to Company Support Agreement]

EIC Fund

By:	/s/ Alain Delobbe
	Name:	Alain Delobbe
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b): [***]_______________________ ___________________________

By:	/s/ Vivek Belani
	Name:	Vivek Belani
	Title:	Authorized Signatory

Address and email address for purposes of Section 7(b): [***]_______________________ ___________________________

[Signature page to Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Bleichroeder Acquisition Corp. II

By:	/s/ Andrew Gundlach
	Name:	Andrew Gundlach
	Title:	Chief Executive Officer

[Signature page to Company Support Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Bleichroeder Acquisition France 2

By:	/s/ Michel Combes
	Name:	Michel Combes
	Title:	President

[Signature page to Company Support Agreement]

Exhibit A

List of Supporting Shareholders

Name of Supporting Shareholder	Number of Shares of Company Shares Owned
[***]	[***]

A-1

Exhibit B

Business Combination Agreement

B-1